SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2005

                                   INYX, INC.
             (Exact name of registrant as specified in its charter)


          Nevada                      333-83152               75-2870720
          ------                      ---------             ---------------
(State or other jurisdiction         (Commission           (I.R.S. Employer
     of incorporation)               File Number)         Identification No.)


                825 Third Avenue, 40th Floor, New York, NY 10022
                -------------------------------------------------
               (Address of principal executive offices) (Zip Code)
       Registrant's telephone number, including area code: (212) 838-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

Item 3.02.   Unregistered Sale of Equity Securities.

      On March 3, 2005, Inyx, Inc. (the "Company") and Laurus Master Fund, Ltd. ("Laurus Funds") entered into an amendment and waiver of a certain Amendment No. 3 to The Minimum Borrowing Note Registration Rights Agreement and Amendment No. 1 to The Term Note Registration Rights Agreement. The effective date of this amendment and waiver agreement was February 28, 2005. A copy of the amendment and waiver agreement is filed as exhibit 10.23.38 hereto.

      In connection with the amendment and waiver agreement the Company issued to Laurus Funds a five-year Common Stock Purchase Warrant to be effective as of February 28, 2005, to purchase 300,000 shares of common stock of the Company at exercise price of $0.95 per share. A copy of the warrant agreement is attached hereto as exhibit 10.23.39.

Item 9.01.   Financial Statements and Exhibits.

      (c)   Exhibits

      10.23.38 Amendment No. 3 To The Minimum Borrowing Note Registration Rights Agreement and Amendment No. 1 To The Term Note Registration Rights Agreement and Waiver

      10.23.39 Common Stock Purchase Warrant Agreement for 300,000 shares of the Company's common stock with Laurus Master Fund Ltd.



                                   SIGNATURES

      Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     INYX, INC.

                                                     By: /s/ Jack Kachkar
                                                         -----------------------
                                                         Jack Kachkar, Chairman

Dated: March 9, 2005